Exhibit 3.1

10 Snow Hill London EC1A 2AL

T: +44 (0)20 7295 3000 | www.traverssmith.com

COMPANY NUMBER: 12958050

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

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NOBLE CORPORATION PLC

(Adopted by Special Resolution passed on 5 May 2022)

The Seal	57

Accounting Records, Books and Registers	57

Audit	58

Authentication of Documents	58

Record Dates	58

Dividends	59

Reserves	64

Capitalisation of Profits	64

Capitalisation of Profits – Employees’ Share Schemes	65

Notices	66

Untraced Members	70

Destruction of Documents	71

Winding-Up	72

Provision for Employees	72

Indemnity	73

Insurance	73

Dispute Resolution	74

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

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NOBLE CORPORATION PLC

(adopted by special resolution passed on 5 May 2022)

EXCLUSION OF OTHER REGULATIONS

1.

This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

DEFINITIONS AND INTERPRETATION

2.1	In these Articles the following expressions have the following meanings unless the context otherwise requires:

A Ordinary Share means a share in the capital of the Company with the rights described in Article 6.1.

Act means the Companies Act 2006.

address means in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the relevant system concerned) used for the purposes of such communications.

Articles means these Articles of Association as altered from time to time.

Auditors means the auditors for the time being of the Company.

B Ordinary Share means a share in the capital of the Company with the rights described in Article 6.2.

Bank of England base rate means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England from time to time.

Board the board of directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present.

business day means a day (excluding a Saturday) on which banks are generally open in the City of London and New York for the transaction of normal banking business.

Capitalization Share means a share in the capital of the Company with the rights described in Article 6.3.

certificated share means a share in the capital of the Company which is held in physical certificated form and references to a share being held in ‘certificated form’ shall be construed accordingly.

clear days means in relation to the period of a notice, that period calculated in accordance with section 360 of the Act.

Communication means has the same meaning as in section 15 of the Electronic Communications Act.

Company means Noble Corporation plc, a company with registered number 12958050.

Company’s website means any websites, operated or controlled by the Company, which contain information about the Company in accordance with the Statutes.

Corporate Governance Guidelines the corporate governance guidelines adopted by resolution of the Board from time to time.

Directors means the directors of the Company for the time being.

elected means elected or re-elected.

electronic communication has the same meaning as in section 15 of the Electronic Communications Act.

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time).

FSMA means the Financial Services and Markets Act 2000 (as amended from time to time).

group means the Company and its subsidiary undertakings for the time being.

holder means in relation to shares, the member whose name is entered in the register as the holder of the shares.

in electronic form means in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section.

Member means a member of the Company.

Month means calendar month.

Operator means the operator of a relevant system for the purposes of the Uncertificated Securities Rules.

paid up means paid up or credited as paid up.

participating class means a class of shares title to which is permitted be the Operator to be transferred by means of a relevant class.

recognised person means a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of a recognised investment exchange.

relevant system means a computer-based system which allows units of securities to be transferred and endorsed without written instruments pursuant to the Uncertificated Securities Rules.

Register means the register of members of the Company.

Secretary means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary.

Share means any share in the capital of the Company from time to time and “shares” shall be construed accordingly.

Shareholder Information means notices, documents or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meetings and proxy forms.

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Electronic Communications Act).

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned).

Uncertificated Securities Rules means every statute (including any orders, regulations or other subordinate legislation made under it) relating to the holding, evidencing of title to, or transfer of, uncertificated shares and legislation, rules or other arrangements made under or by virtue of such provisions.

uncertificated share means a share in the capital of the Company which is not held in physical certificated form.

United Kingdom means Great Britain and Northern Ireland.

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act.

Year means calendar year.

2.2	References to “writing” include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form.

2.3	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.4

Any words or expressions defined in the Act or the Electronic Communications Act shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles save that the word “company” shall include any body corporate.

2.5	References to:

2.5.1	“mental disorder” means mental disorder as defined in section 1 of the Mental Health Act 1983 or the Mental Health (Scotland) Act 1984 (as the case may be);

2.5.2	“by electronic means” has the meaning set out in section 1168(4) of the Act;

2.5.3

any statute, regulation or any section or provision of any statute or regulation, if consistent with the subject or context, shall include any corresponding or substituted statute, regulation or section or provision of any amending, consolidating or replacement statute or regulation;

2.5.4	“executed” include any mode of execution;

2.5.5	an Article by number are to a particular Article of these Articles;

2.5.6	a “meeting” shall be taken as not requiring more than one person to be present if any quorum requirement can be satisfied by one person;

2.5.7	a “person” include references to a body corporate and to an unincorporated body of persons;

2.5.8

a “public announcement” are to a disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time; and

2.5.9

a share (or to a holding of shares) being in uncertificated form or in certificated form are references respectively to that share being an uncertificated unit of a security or a certificated unit of a security.

REGISTERED OFFICE

3.	The registered office is to be situated in England and Wales.

LIMITED LIABILITY

4.	The liability of the members is limited.

CHANGE OF NAME

5.	The Company may change its registered name in accordance with the Statutes or by majority decision of the Board.

SHARE CAPITAL

6.

Subject to the provisions of the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these Articles. Without prejudice to the foregoing, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

6.1

A Ordinary Shares: A Ordinary Shares shall be denominated in US Dollars with a nominal value of US$0.00001 each. A Ordinary Shares shall be issued with voting rights attached to them and each A Ordinary Share shall rank equally with all other shares in the capital of the Company that have voting rights for voting purposes. Each A Ordinary Share shall rank equally with all other shares in the capital of the Company for any dividend declared. Each A Ordinary Share shall rank equally with all other shares in the capital of the Company for any distribution made on a winding up of the Company.

6.2

B Ordinary Shares: B Ordinary Shares shall be denominated in British Pounds Sterling with a nominal value of GBP£1. B Ordinary Shares shall be issued without voting rights attached to them. B Ordinary Shares shall have no entitlement to dividends. B Ordinary Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every A Ordinary Share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each B Ordinary Share shall be entitled to £1. The B Ordinary Shares may be issued as redeemable shares.

6.3

Capitalization Shares: Capitalization Shares shall be denominated in US Dollars with a nominal value of US$1 each. Capitalization Shares shall be issued without voting rights attached to them. Capitalization Shares shall have no entitlement to dividends. Capitalization Shares do not have any right to participate in any distribution on a winding up of the Company save that after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of the Company and the distribution of US$100,000,000 to each holder thereof, each Capitalization Share shall be entitled to US$1. The Capitalization Shares may be issued as redeemable shares.

7.	Subject to the provisions of these Articles and to the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, the Board may offer, allot (with or without a right of renunciation), issue, grant options over or otherwise deal with or dispose of shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.

8.

The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage commission as may be lawful.

9.

Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, at the option of the Company or a member, liable to be redeemed on such terms and in such manner as may be determined by the Board (such terms to be determined before the shares are allotted).

10.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or compelled in any way to recognise any interest in any share, except an absolute right to the entirety thereof in the holder.

11.	The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHTS

12.

Subject to the provisions of the Statutes and to the rights of any class of shares from time to time, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal amount of the issued shares of the affected class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).

13.	All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, and for the avoidance of doubt:

13.1

the necessary quorum at any such meeting other than an adjourned meeting shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

13.2	all votes shall be taken on a poll; and

13.3	the holder of shares of the class in question shall have one vote in respect of every share of such class held by him.

14.

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

15.

The provisions of Articles 12 to 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such group of shares of the class differently treated formed a separate class.

SHARES IN UNCERTIFICATED FORM

16.1

Under and subject to the Uncertificated Securities Rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to the Uncertificated Securities Rules, determine at any time that title to a class of shares may, from a date specified by the Board, no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

16.2

In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

16.2.1	the holding of shares of that class in uncertificated form;

16.2.2	the transfer of title to shares of that class by means of a relevant system; or

16.2.3	any provision of the Uncertificated Securities Rules,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Rules, of an Operator register of securities in respect of that class of shares in registered form.

16.3

Shares of a class which is at the relevant time a participating class may be changed from uncertificated form to certificated form, and from certificated form to uncertificated form, in accordance with, and subject to, the Uncertificated Securities Rules.

16.4

Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form, but shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in the class because any share in that class is held in uncertificated form.

16.5

Where the Company is entitled under any provision of the Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, an uncertificated share, the Company shall be entitled, subject to the provisions of the Statutes and these Articles to:

16.5.1

require the holder of that uncertificated share, by notice in writing, to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

16.5.2

appoint any person to take such steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the holder of that share; and

16.5.3

take any other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

16.6

Unless the Board determines otherwise, or the Uncertificated Securities Rules require otherwise, any shares issued or created out of, or in respect of, any uncertificated shares shall be uncertificated shares and any shares issued or created out of, or in respect of, any certificated shares shall be certificated shares.

16.7

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

SHARE CERTIFICATES

17.

Subject to these Articles, a person (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled without payment to receive one certificate in respect of each class of shares held by that member or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, several certificates, each for one or more of that member’s shares. Shares of different classes may not be included in the same certificate.

18.	Where a holder of any share (except a recognised person) has transferred a part of the shares comprised in their holding, the holder shall be entitled to a certificate for the balance without charge.

19.

Any two or more certificates representing shares of any one class held by any member may at that member’s request be cancelled and a single new certificate for such shares issued in lieu without charge.

20.

The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to the joint holder who is named first in the register shall be a sufficient delivery to all of them.

21.	In the case of shares held jointly by several persons, any such request mentioned in Articles 17 , 18 or 19 may only be made by the joint holder who is named first in the register.

22.

Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes and any other applicable legal or regulatory requirements, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the nominal value of and the amount paid up on each share.

23.

The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

24.

If a share certificate is worn out, defaced, lost or destroyed, it may be replaced without charge (other than exceptional out-of-pocket expenses) and otherwise on such terms (if any) as to evidence and/or indemnity (with or without security) as the Board may require. In the case where the certificate is worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.

LIEN

25.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts (whether in respect of the nominal value of the shares or by way of premium, and whether presently due or not) payable in respect of that share. The Company’s lien over a share extends to any dividend or other amount payable in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share. The Board may at any time waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.

26.

The Company may sell, in such manner as the Board decides, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder or otherwise by operation of law, demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.

27.

To give effect to any such sale, the Board may authorise such person as it directs to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. If the share is an uncertificated share, the Board may exercise any of the powers of the Company under Article 16.5 to effect the sale of the share. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and the transferee shall not be bound to see to the application of the purchase money.

28.

The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable), or the provision of such evidence or indemnity as the Board may think fit, and subject to a like lien for any monies not presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.

CALLS ON SHARES

29.

Subject to the terms of allotment of any shares, the Board may send a notice and make calls upon the members in respect of any monies unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) provided that (subject as aforesaid) no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call and that at least 14 clear days’ notice from the date the notice is sent shall be given of every call specifying the time or times, place of payment and the amount called on the members’ shares. A call may be revoked in whole or in part or the time fixed for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.

30.	A call may be made payable by instalments.

31.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

32.

Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on that member’s shares. A person on whom a call is made will remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect of which the call was made.

33.

If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate, not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the

Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

34.

Any sum which becomes payable by the terms of allotment of a share, whether on allotment or on any other fixed date or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable. In the case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35.

The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and may pay upon all or any part of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

36.	The Board may on the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE

37.

If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.

38.

The notice shall fix a further day (not being less than seven clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

39.	If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

40.

Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, reallotment or other disposition the forfeiture may be cancelled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may authorise a person to execute an instrument of transfer of the share.

41.

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry.

42.

A person, any of whose shares have been forfeited, shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by the person to the Company in respect of the shares, with interest on such money at such rate not exceeding 5 per cent. above the Bank of England base rate, as the Board may decide, from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon.

43.

A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) nor shall the person’s title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

44.

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.

TRANSFER OF SHARES

45.	The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve.

46.

The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.

47.

The Board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

48.	The Board may also refuse to register any transfer of shares, unless:

48.1

the instrument of transfer is lodged (duly stamped if the Statutes so require) at the registered office or at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on their behalf, the authority of that person to do so) provided that, in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share, the lodgment of share certificates shall not be necessary;

48.2	the instrument of transfer is in respect of only one class of share; and

48.3	in the case of a transfer to joint holders, they do not exceed four in number.

49.	The Board may also refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Rules and the relevant system.

50.

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.

51.

If the Board refuses to register a transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company send to the transferee notice of, together with the reasons for, the refusal.

52.

No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

53.	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

54.

If a member dies, the survivor or survivors where the member was a joint holder and that member’s personal representatives where the member was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to the deceased member’s shares, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by the deceased member solely or jointly with other persons.

55.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, upon such evidence as to that person’s title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have a person nominated by the relevant person registered as the holder. If the person elects to become the holder, that person shall give notice in writing to that effect. If the person elects to have another person registered, the former shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.

56.	A person entitled by transmission to a share un uncertificated form who elects to have some other person registered shall either:

56.1	procure that instructions are given by means of the relevant system to effect the transfer if such uncertificated share to that person; or

56.2	change the uncertificated share to certificated form and execute an instrument of transfer to that person.

57.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but that person shall not be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until the relevant person shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 60 days, the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

58.	The Company may by ordinary resolution alter its share capital in accordance with the Act.

59.

A resolution to sub-divide shares may determine that, as between the holders of such shares resulting from the sub-division, any of them may have any preference or advantage, or deferred or other right or be subject to any restriction as compared with the others.

60.

Whenever any members would become entitled under these Articles to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding US$10, the cost of distribution of which would be disproportionate to the amounts involved) in due proportion among those members, and the Board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

PURCHASE OF OWN SHARES

61.

On any purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

62.

The Company shall hold an annual general meeting which shall be convened by the Board in accordance with the Statutes and giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

63.

The Board may call a general meeting whenever it thinks fit and, on the requisition of members in accordance with the Act, it shall proceed to convene a general meeting for a date not more than 28 days after the date of the notice convening the meeting.

FORM OF GENERAL MEETINGS

64.	In these Articles:

64.1	a “physical meeting” means a general meeting held and conducted by physical attendance by members and/or proxies at a particular place; and

64.2

a “hybrid meeting” means a general meeting held and conducted by both physical attendance by members and/or proxies at a particular place and by members and/or proxies also being able to attend and participate by electronic means without needing to be in physical attendance at that place.

65.

The Board may decide in relation to any general meeting (including a postponed or adjourned meeting) whether the general meeting is to be held as a physical meeting or as a hybrid meeting and shall, for the avoidance of doubt, be under no obligation to convene a meeting as a hybrid meeting whatever the circumstances.

66.

Subject to the requirements of the Act, the Board may make such arrangements as they may decide in connection with the facilities for participation by electronic means in a hybrid meeting. In the case of a hybrid meeting, the provisions of these Articles shall be treated as modified to permit any such arrangements and, in particular:

66.1

references in these Articles to attending and being present at the meeting, including in relation to the quorum for the meeting and the right to vote at the meeting, shall be treated as including participating in the meeting by electronic means;

66.2

the meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities have been made available so that all persons (being entitled to do so) attending the hybrid meeting by electronic means, may:

66.2.1	participate in the business for which the meeting has been convened;

66.2.2

exercise their right to speak by being in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting, but under no circumstances shall the inability of one or more members or proxies to access, or continue to access, the facilities for participation in the meeting despite adequate facilities being made available by the Company, affect the validity of the meeting or any business conducted at the meeting, provided that the meeting is quorate;

66.3

all resolutions put to members at a hybrid meeting, including in relation to procedural matters, shall be decided on a poll and such poll votes may be cast by such means as the Board in its absolute discretion considers appropriate for a hybrid meeting;

66.4	the Board may authorise any voting application, system or facility in respect of the electronic platform for a hybrid meeting as they may see fit; and

66.5

if it appears to the chair of the meeting that the electronic facilities for a hybrid meeting have become inadequate for the purpose of holding the meeting then the chair of the meeting may, with or without the consent of the meeting, pause, interrupt or adjourn the meeting (before or after it has started) and the provisions in Article 79 shall apply to any such adjournment. All business conducted at the hybrid meeting up to the point of the adjournment shall be valid.

67.

In relation to electronic participation at a general meeting, the right of a member to participate electronically shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Act or these Articles to be made available at the meeting.

68.	If, after the sending of notice of a hybrid meeting but before the meeting is held (or after the adjournment of a hybrid meeting but before the adjourned meeting is held), the Board considers that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting using the electronic facilities stated in the notice of meeting or made available prior to the meeting, they may change the meeting to a physical meeting, change the electronic facilities (and make details of the new facilities available in the manner stated in the notice of meeting), and/or postpone the time at which the meeting is to be held.

69.	An adjourned general meeting or postponed general meeting may be held as a physical meeting or a hybrid meeting irrespective of the form of the general meeting which was adjourned or postponed.

70.

The Board or the chair of the meeting may make any arrangement and impose any requirement or restriction the Board or the chair of the meeting consider appropriate to ensure the security of the hybrid meeting, or the health and safety of those attending it, including, without limitation, requirements for evidence of identity that is:

70.1	necessary to ensure the identification of those taking part and the security of the electronic communication, and

70.2	proportionate to those objectives.

NOTICE OF GENERAL MEETINGS

71.

An annual general meeting shall be called by at least 21 clear days’ notice in writing. All other general meetings shall be called by at least 21 clear days’ notice in writing. The notice shall specify:

71.1	if the meeting is an annual general meeting, that the meeting is an annual general meeting;

71.2	the day, time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 84, which shall be identified as such in the notice);

71.3	whether the meeting is a physical meeting or a hybrid meeting;

71.4	where the meeting is a hybrid meeting, details of the facilities for attendance and participation by electronic means at the meeting;

71.5	the general nature of the business to be transacted;

71.6	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

71.7

with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of the member and that a proxy need not also be a member.

72.

Subject to the Statutes and the provisions of these Articles, to the rights attaching to any class of shares and to any restriction imposed on any holder, notice of any general meeting shall be given to all members, the Directors and (in the case of an annual general meeting) the auditors.

73.

The accidental omission to send a notice of any meeting, or notice of a resolution to be moved at a meeting or (where forms of proxy are sent out with notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of a notice of any meeting or any resolution or a form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt shall not invalidate the proceedings at the meeting.

74.

If the Board decides that it is impractical or unreasonable for any reason to hold a general meeting at the time, date or place and, if applicable, the electronic platform(s) set out in the notice of the meeting, it can change the time, date or place and, if applicable, electronic platform(s) or postpone the meeting (or both). Subject to the Act, if the Board does this, an announcement of the time, date or place and, if applicable, electronic platform(s) of the re-arranged meeting will, if practical, be advertised in such manner as the Board, in its absolute discretion, may determine. Notice of the business of the meeting does not need to be given again. The Board must take reasonable steps to ensure that any member trying to attend the meeting at the original time, date, place and, if applicable, electronic platform is informed of the new arrangements. If a meeting is re-arranged in this way, proxy forms can be delivered as specified in Articles 109 to 111. The Board can also change the place and, if applicable, electronic platform(s) of the re-arranged meeting or postpone the re-arranged meeting (or both) under this Article.

75.

In relation to any proposal to appoint a Director pursuant to Article 129 a nomination may (i) be made by the Board or (ii) any shareholder or shareholders may, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting for the purposes of electing a person as a Director (a “Nominee”). Where any such request relates to the proposal of a resolution for the election of a director at an annual general meeting of shareholders, for such request to be properly brought pursuant to this Article 75, the shareholder must have given timely notice thereof in writing to the Company Secretary. To be timely, a shareholder’s notice of any proposal to appoint a Director (i) shall be delivered to the Company Secretary at least 120 calendar days in advance of the anniversary of the Company’s prior annual general meeting and (ii) must comply with the notice procedures set forth in Article 75.1. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute proposals to appoint a Director following the expiration of the time periods set forth in these Articles.

75.1

Any notice given in accordance with Article 75 must accurately set out as of the date of the notice and as of the date that is 10 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof:

75.1.1	the name and address of the shareholder, as they appear on the Company’s books and records, who intends to make the nomination;

75.1.2

the number of shares beneficially owned by such shareholder on the date of such notice and that such shareholder shall be obliged to notify the Company as to the number of shares beneficially owned by it on the record date for the relevant meeting (provided, that for purposes of this Section 76, any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has the right to acquire beneficial ownership of at any time in the future);

75.1.3	the name of each person to be nominated as a Director (the “Nominee”) together with a statement setting forth:

(a)	the age, business address and residence address of such person;

(b)	the principal occupation or employment of such person (present and for the past five years);

(c)

the number of shares beneficially owned by such Nominee and any member of the immediate family of such Nominee, or any Affiliate or Associate of such person, or any person acting in concert therewith; and

(d)

a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among any shareholder, on the one hand, and each Nominee, and such Nominee’s respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party information that would be required to be disclosed pursuant to federal and state securities laws, including, Rule 404 promulgated under Regulation S-K, if the shareholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

75.1.4

a (i) representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the Nominee or Nominees specified in the notice and be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders and (ii) representation as to whether such shareholder or shareholders intends or is part of a group which intends (X) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to elect any nominee or (Y) otherwise to solicit proxies from shareholders in support of such proposal or nomination or nominations;

75.1.5

a description of all arrangements or understandings (i) between the shareholder and each Nominee and any other person or persons (giving their names) pursuant to which the nomination or nominations are to be made by the shareholder, (ii) regarding any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of any security of the Company or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person with respect to any security of the Company;

75.1.6

a written (i) response to a questionnaire with respect to the background and qualification of such Nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company Secretary upon written request of any shareholder of record identified by name within 5 days) and (ii) representation and agreement of each Nominee that such person:

(a)

is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law;

(b)

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Company in such representation and agreement;

(c)

would be in compliance, if elected as a director, and will comply, where and if applicable, with the Company’s code of business conduct and ethics, Corporate Governance Guidelines, stock ownership and trading policies and guidelines, and any other policies or guidance of the Company applicable to directors;

(d)

will make such other acknowledgments, enter into such agreements and provide such information as the directors require of all directors, including promptly submitting all completed and signed questionnaires required of the directors;

75.1.7	such other information regarding each Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

75.1.8

in addition to the information required pursuant to any other provision of these Articles, the Company may, as a condition to any such nomination being deeming properly brought before an annual general meeting or any general meeting, require any proposed Nominee for election or re-election as a director to furnish, within 5 business days of any request therefore, any other information that:

(a)

may reasonably be requested by the Company to determine whether the Nominee would be an independent director under any applicable rules and listing standards of the United States securities exchanges upon which the share capital of the Company is listed or traded from time to time, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the directors in determining and disclosing the independence of the directors;

(b)	could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; and

75.1.9	the consent of each Nominee to serve for a full term as a Director if so elected.

75.2

If the notice of nomination is not received in accordance with this Article 75, the Chair may, so far as permitted by the Statutes, refuse to acknowledge such proposed nomination, notwithstanding that proxies in respect of such vote may have been received by the Company, and may determine that the shareholder who has nominated a person to be elected as a Director at a general meeting or annual general meeting shall not be permitted to vote any shares entitled to vote at that meeting on the matter of election of Directors.

76.

Other than a request to which Article 75 applies, where a shareholder or shareholders, in accordance with the provisions of the Act, request the Company to call a general meeting or give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act:

76.1	set out the name and address of the shareholder or shareholders making the request;

76.2	set out a clear and concise statement of the agenda items to be put before the general meeting or annual general meeting as the case may be; and

76.3	be accompanied by evidence of the shareholding required to make such request by the relevant shareholder or shareholders.

Without prejudice to the rights of any member under the Act, a member who makes a request to which this Article relates, must deliver any such request in writing to the company secretary at least 120 calendar days in advance of the anniversary of the Company’s prior annual general meeting. If a request made in accordance with this Article does not include the information specified above or if a request made in accordance with this Article is not received in the time and manner indicated, in respect of the shares which the relevant member(s) making the request hold, such member(s) shall not be entitled to vote such shares, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), with respect to the matters detailed in the request made pursuant to this Article.

PROCEEDINGS AT GENERAL MEETINGS

77.

No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a Chair in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 78 a quorum shall be members who, present in person (which, in the case of a corporate member shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the members entitled to vote in relation to the meeting.

78.	The matters set forth below require the presence of at least two thirds of the total voting rights of all the members entitled to vote in relation to the meeting:

78.1	the adoption by the Company of a resolution to remove a serving member of the Board;

78.2	the adoption by the Company of a resolution to amend, vary, suspend the operation of, disapply or cancel:

78.2.1	Article 77;

78.2.2	this Article 78;

78.2.3	Article 90;

78.2.4	any of Articles 119 to 133 inclusive;

78.2.5	any of Articles 160 to 162 inclusive; and

78.2.6	any of Articles 163 to 164 inclusive.

79.

If within 15 minutes from the time fixed for a meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such day and to such time and place as may, subject to the Act, be fixed by the Chair of the meeting. At such adjourned meeting, if within 15 minutes from the time fixed for holding the adjourned meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 clear days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

80.

The Chair of the Board or in the Chair’s absence any deputy chair shall preside as Chair at every general meeting of the Company. If there is no such Chair or deputy chair or if at any meeting neither the Chair nor the Deputy Chairman is present within 5 minutes from the time fixed for holding the meeting or if neither is willing to act as Chair of the meeting, the Directors present shall choose one of their number, or if no Director is present or if all the Directors present decline to take the chair, the members present in person or by proxy or by corporate representative and entitled to vote shall choose one of their number to be Chair of the meeting.

81.

The Board may, in its absolute discretion, implement at general meetings of the Company, such security or health and safety arrangements or restrictions as it shall think appropriate to which members, representatives (in the case of corporate members) and their proxies shall be subject. The Board shall be entitled to refuse entry to the meeting to any such member, representative or proxy who fails to comply with such arrangements or restrictions.

81.1

The Chair of each general meeting of the Company may take such action, or give directions for such action to be taken, as the chair considers appropriate to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The Chair’s decisions on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final, as shall the Chair’s determination as to whether any point or matter is of such nature.

82.

The Chair of a meeting at which a quorum is present may, without prejudice to any other power of adjournment which the Chair of the meeting may have under these Articles or at common law, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, from places to places). In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 79), the chair may adjourn the meeting to another time and place without such consent if it appears to the chair that:

82.1	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

82.2	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

82.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

83.

No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for an indefinite period, the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for 14 days or more or for an indefinite period, at least seven clear days’ notice, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted, shall be given

(in any manner in which notice of a meeting may lawfully be given from time to time). Save as provided in these Articles, it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

84.

The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the Chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

84.1	participate in the business for which the meeting has been convened;

84.2

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

84.3	be heard and seen by all other persons so present in the same manner.

85.	The Chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

86.

If it appears to the Chair that the physical meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chair is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to:

86.1	participate in the business for which the meeting has been convened; and

86.2

exercise their right to speak by being in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

87.

If it appears to the Chair that such facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred in Article 84 or this Article 86 respectively then the Chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.

88.

The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

89.

The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 88 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, the member shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 88. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

90.

At any general meeting, any resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the Chair directs and the Chair may appoint scrutineers (who need not be members) in connection with such poll and fix a time and place for declaring the result of the poll. The result of the poll shall be the decision of the meeting at which it was taken.

91.

Any poll conducted on the election of the Chair or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the Chair decides, either at once or after an interval or adjournment.

92.

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

93.

The conduct of a poll (other than on the election of a Chair or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

94.	A Director shall, whether or not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

VOTES OF MEMBERS

95.

Subject to any terms as to voting upon which any shares may be issued or may for the time being be held every member present at a general meeting in person or by proxy or by representative (in the case of a corporate member) shall have one vote for each share of which the member is the holder, proxy or representative. A member entitled to more than one vote need not, if the member votes, use all their votes or cast all the votes in the same way.

96.

In the case of joint holders of a share the vote of the senior holder who tenders a vote, whether in person or by proxy or representative, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

97.

A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that the member is or may be suffering from mental disorder or is otherwise incapable of running their affairs may vote by their guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court (and that person may vote by proxy or, in the case of a body corporate, by duly authorised representative) provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

98.

No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by the member in respect of shares in the Company have been paid.

99.

Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 of the Act (a “statutory notice”) and has failed in relation to any shares (the “default shares”) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 104.4 from the date of the statutory notice, then the Board may serve on the holder of such default shares a notice (a “disenfranchisement notice”) whereupon the following sanctions shall apply:

99.1

such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

99.2	where such shares represent not less than 0.25 per cent. in nominal value of the issued shares of their class:

99.2.1

any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 200 to elect to receive shares instead of that dividend; and

99.2.2	no transfer, other than an excepted transfer (as defined in Article 104.5), of any shares in certificated form held by the holder shall be registered unless:

(a)	the holder is not himself in default as regards supplying the information required; and

(b)	the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

100.

Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that Article 99 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 of the Act in relation to the new shares.

101.

The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”), and a disenfranchisement notice shall be deemed to have been withdrawn at the end of the period of seven days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

102.

Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 99 and 100 shall continue to apply.

103.

Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of Articles 99 and 100.

104.	For the purposes of these Articles:

104.1

a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;

104.2	“interested” shall be construed as it is for the purpose of section 793 of the Act;

104.3	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:

104.3.1	reference to the person having failed or refused to give all or any part of it; and

104.3.2	reference to the person having given information which that person knows to be false in a material particular or having recklessly given information which is false in a material particular;

104.4	the “prescribed period” means 14 days; and

104.5	an “excepted transfer” means, in relation to any share held by a holder:

104.5.1

a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and that person’s nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and that person’s nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or

104.5.2

a transfer in consequence of a sale made through a recognised investment exchange (as defined in the FSMA) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

104.5.3

a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

105.

Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the prescribed period.

106.

If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair, it is of sufficient magnitude to vitiate the result of the meeting.

107.

No objections may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. Any such objection must be referred to the Chair of the meeting whose decision is final. The Company shall not be obliged to ascertain whether a proxy or representative of a corporation has voted in accordance with a member’s instructions and the failure of a proxy or representative to do so shall not vitiate the decision or the meeting or adjourned meeting or poll on any resolution.

108.	In the case of a resolution proposed as an ordinary resolution no amendment may be considered or voted on (other than a mere clerical amendment to correct a patent error)

unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been received by the Company, or (b) the chair, in the chair’s absolute discretion, decides that the amendment may be considered and voted on. In the case of a resolution proposed as a special resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

109.

Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form or in such other form as the Board may approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given or any procedural resolution as the proxy thinks fit. A proxy need not be a member of the Company.

110.

The appointment of a proxy shall, if made by instrument in writing, be signed in the case of an individual, by the appointer or their attorney who is authorised in writing to do so. In the case of a body corporate, the proxy appointment must be executed under seal or otherwise executed by it in accordance with the Act or signed on its behalf by an officer, attorney or duly authorised signatory.

111.

If the Directors from time to time so permit, a proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Directors. Any means of appointing a proxy which is authorised by or under this Article shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the relevant system concerned acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

112.

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which the person represents as that corporation could exercise if it were an individual member of the Company. A copy of such a resolution shall be delivered at the meeting to the Chair of the meeting or secretary or any person appointed by the Company to receive such authorisation, and unless such copy of such resolution is so delivered the authority granted by such resolution shall not be treated as valid. Where copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date upon which the resolution was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share. The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting.

113.

A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings, and such a member who holds different classes of shares may so authorise one or more different persons for each class of shares held.

113.1

The appointment of proxy and the power of attorney or other written authority (if any) under which it is signed, or a copy of any such power or written authority certified notarially or in any other manner approved by the Directors, shall:

(a)

in the case of an appointment otherwise than by electronic communication, be deposited at the registered office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same) by the time specified by the Board (as the board may determine, in compliance with the Act) in any such instrument or other document accompanying the same.

(b)

in the case of an appointment by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication (i) in the notice convening the meeting, (ii) in any instrument of proxy sent out by the Company in relation to the meeting or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address by the time specified by the Board (as the Board may determine, in compliance with the Act) in any such notice, instrument of proxy or invitation.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

113.2

The deposit, delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting. When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share.

113.3

No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its making or transmission. The appointment of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

113.4

Any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom the proxy is appointed shall be treated as being valid and the Company shall not be bound to enquire whether a proxy has complied with the instructions the proxy has been given.

114.

A vote given by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting, unless notice of the determination shall have been received by the Company at the registered office (or other place at which the appointment of proxy was duly deposited, delivered or received in accordance with Article 113) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

POWERS OF THE BOARD

115.

Subject to the provisions of the Statutes, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

116.

The Board may from time to time make such arrangements as it thinks fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint managers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may at any time remove any person so appointed and may vary or annul such delegation, but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.

117.

The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

118.

The Board may delegate any of its powers to any committee consisting of one or more Directors. It may also delegate to any Director holding any executive office or any other Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of its own powers and may be revoked or altered, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to co-opt persons other than Directors onto such committee, the number of such co-opted persons shall be less than one-half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

NUMBER AND QUALIFICATION OF DIRECTORS

119.

The number of Directors shall be not less than three nor more than eleven in number. The number of Directors may be fixed within the foregoing limits from time to time by a resolution of the Board adopted by a majority of the Directors entitled to vote on such resolution, provided that any increase in the size of the Board above seven directors shall require a two-thirds majority of the Directors entitled to vote on such resolution.

120.	A Director shall not be required to hold any shares of the Company by way of qualification.

121.

If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling up vacancies in their number or of calling a general meeting of the Company, but not for any other purpose. If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

122.

No person other than a Director retiring (or, if appointed by the Board, vacating office) at the meeting shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting, unless the provisions of Article 75 have been complied with.

ELECTION, APPOINTMENT AND RE-ELECTION OF DIRECTORS

123.	Each Director shall be subject to annual re-election by the members.

124.

A retiring Director shall be eligible for re-election. If the Director is not re-elected or deemed to be re-elected, that Director shall hold office until the meeting elects someone in that Director’s place or, if it does not do so, until the end of the meeting.

125.

Except as provided in Article 126, should a vacancy on the Board occur or be created, whether arising through death, retirement, resignation, or removal of a Director, or through an increase in the number of Directors, such vacancy shall be filled by the majority vote of all of the remaining Directors, giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company, and whether or not a quorum, or by a sole remaining Director. Subject to the provisions hereof, any Director appointed to fill a vacancy shall serve until the next annual general meeting for which a notice has not been sent at the time of appointment.

126.

If at any annual general meeting all the resolutions for the appointment of Directors are put to the meeting and lost or if by reason of persons failing to be appointed as Directors the number of Directors falls below the minimum number fixed by or in accordance with the Articles or below the number fixed by or in accordance with the Articles as the quorum, all Directors retiring at the meeting and standing for re-appointment (the “Dismissed Directors”) shall continue to be Directors for a maximum period of 60 days (and are treated as continuing in office without interruption). During such period, Directors shall be appointed generally, either at a further general meeting and/or by the remaining Directors (but in this latter case, none of those appointed may be Dismissed Directors). Once a sufficient number of Directors has been so appointed, the Dismissed Directors shall cease to be Directors.

127.

Except as otherwise authorised by the Act, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

128.	Save to the extent Article 129 applies, the Company may by ordinary resolution elect a person who is willing to act to be a Director either to fill a vacancy or as an additional

Director at any general meeting at which it is proposed to vote upon a resolution for the appointment of a person as a Director; but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

129.

In the event that at a general meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed shall: first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

RESIGNATION AND REMOVAL OF DIRECTORS

130.	A Director may resign from office either by notice in writing submitted to the Board or, if the Director shall in writing offer to resign, if the other Directors resolve to accept such offer.

131.

The Company may, by ordinary resolution at a meeting of which special notice has been given, in accordance with section 312 of the Act, remove any Director before the expiration of that Director’s period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between the Director and the Company. The quorum requirement set out in Article 78 shall apply to any such resolution. An executive Director (as defined in Article 137) may also be removed from office in accordance with Article 136.

VACATION OF OFFICE

132.	Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if:

132.1

the Director becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with that Director’s creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 (as amended) in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the Director in another jurisdiction; or

132.2

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months; or

132.3	the Director is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that the relevant Director’s office be vacated; or

132.4	ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director.

133.

A resolution of the Board declaring a Director to have vacated or have been removed from office under the terms of Articles 131 to 132 shall be conclusive as to the fact and grounds of vacation or removal stated in the resolution.

REMUNERATION OF DIRECTORS

134.

Subject to the Statutes, the Directors shall be paid such remuneration (by way of fee) for their services as may be determined by the Board. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles. The Directors shall also be entitled to be repaid all travelling, hotel and other expenses of attending Board meetings, committee meetings, general meetings, or otherwise incurred while engaged on the business of the Company.

135.

Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may, subject to the Statutes, be paid such extra remuneration by way of salary, commission, percentage of profits or otherwise as the Board may decide.

EXECUTIVE DIRECTORS

136.	The Board may from time to time (giving due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company):

136.1

appoint one or more of its body to any executive or other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such terms as it thinks fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation); and

136.2	permit any person elected or appointed to be a Director to continue in any other office or employment held by that person before the person was so elected or appointed.

137.

A Director holding any such office or employment with a member of the group is referred to in these Articles as an “executive Director”. Subject to the Statutes, the remuneration of any executive Director (whether by way of salary, commission, participation in profits or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

138.

The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions vested in or exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

CHIEF EXECUTIVE OFFICER, PRESIDENT, VICE PRESIDENT AND TREASURER

139.

The Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post (other than the office of Director) with such descriptive title, including that of Chief Executive Officer, President, Vice President and/or Treasurer as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and, subject to the Statutes, may fix and determine their remuneration and duties and, subject to any contract between such persons and the Company, may remove from such post any person so appointed. Unless expressly agreed by the Board to the contrary (in which case Articles 123 to 138 shall also apply to the role of such person as a Director), a person so appointed shall not be a Director for any of the purposes of these Articles or of the Statutes, and accordingly shall not be a member of the Board or (subject to Article 118 of any committee hereof, nor shall the Director be entitled to be present at any meeting of the Board or of any such committee except at the request of the Board or of such committee, and if present at such request the relevant Director shall not be entitled to vote thereat.

140.

Subject always to the direction and control of the Board, the Chief Executive Officer shall have the general control and management of the business and affairs of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or any committee empowered by the Board to authorize the same. Subject to the Act, the Chief Executive Officer may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

141.

Any person appointed President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer, Chair or the Board. Subject to the Act, the President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

142.

Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President, the Chair or the Board. Subject to the Act, any Vice President may sign and execute on behalf of the Company such contracts as may be authorised by the Board or any Board Committee empowered to authorise the same in accordance with these Articles.

143.

The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President, the Chair or the Board.

DIRECTORS’ GRATUITIES AND PENSIONS

144.

The Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of the Director’s family (including a spouse and a former spouse) or any person who is or was dependent on that Director, and may (as well before as after the person ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF THE BOARD

145.

The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any such meetings shall be determined by a majority of votes. In the case of an equality of votes, the Chair of the meeting shall not have a casting vote. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to the Director personally or by word of mouth or sent in writing to the Director at their last-known address or any other address given by the Director to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by the Directors to the Company for this purpose.

146.	The quorum necessary for the transaction of the business of the Board shall be a majority of the Board.

147.

Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such a manner by the Board or a committee of the Board shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board, notwithstanding that fewer than two Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chair of the meeting then is.

148.

The Board may appoint from its number, and remove, a Chair and, if it thinks fit, a Deputy Chair of its meetings and determine the period for which they are respectively to hold office. If no such Chair or Deputy Chair is appointed, or neither is present within five minutes after the time fixed for holding any meeting, or neither of them is willing to act as Chair, the Directors present may choose one of their number to act as Chair of such meeting.

149.

A resolution in writing signed by all the Directors for the time being entitled to vote on the resolution at a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board at such meeting) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. The resolution may consist of one document or several documents in like form (and in hard copy or electronic form) each signed by one or more Directors and such documents may be exact copies of the signed resolution.

150.

All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director and had been entitled to vote.

DIRECTORS’ INTERESTS

Declarations of interest relating to transactions or arrangements

151.	Subject to the provisions of the Statutes, and provided that Director has made the disclosures required by the Act, a Director notwithstanding their office may:

151.1

be a party to or otherwise directly or indirectly interested in any transaction or arrangement with the Company or in which the Company is otherwise interested or a proposed transaction or arrangement with the Company;

151.2	hold any office with the Company (except as auditor) in conjunction with the office of Director for such period and upon such terms, including as to remuneration, as the Board may decide;

151.3

act by themself through their firm in a professional capacity for the Company (otherwise than as auditor) and the Director or their firm shall be entitled to remuneration for professional services as if they were not a Director;

151.4

be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

151.5	be or become a director of any other company in which the Company does not have an interest if that cannot be reasonably regarded as likely to give rise to a conflict of interests.

152.

The Board may resolve that any situation referred to in Article 151 and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles 154.2.1 to 154.2.4.

Directors’ interests other than in relation to transactions or arrangements with the Company

153.

For the purposes of section 175 of the Act, the Board shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that section to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (a “Conflict”). For these purposes references to a Conflict includes a conflict of interest and duty and a conflict of duties. This Article does not apply to conflicts arising in relation to transactions or arrangements with the Company which are governed by Articles 151 to 152 inclusive.

154.

A Director seeking authorisation for a Conflict shall declare to the Board the nature and extent of the Director’s interest, and shall provide the board with such details of the Conflict as are necessary for the Board to decide how to address the Conflict, together with such additional information as the Board may request. The relevant Director and any other director with a similar interest may, if the other Directors so decide, be excluded from the Board meeting while the Conflict is under consideration.

154.1	Authorisation of a matter under this Article shall be effective only if:

154.1.1

any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

154.1.2	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

154.2

Any authorisation of a matter under Article 153 shall be subject to such terms as the Board may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Board at any time. Such terms may include, without limitation, terms that:

154.2.1

the relevant Directors will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by the Director otherwise than by virtue of the Director’s position as a Director, if to do so would breach any duty of confidentiality to a third party;

154.2.2

the relevant Directors be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the Conflict arises (the “conflict situation”);

154.2.3	the relevant Directors will be required to conduct themselves in accordance with any terms imposed by the Board in relation to the Conflict; and

154.2.4

the relevant Directors will be required by the Company to be excluded from any discussion in relation to any matter which may be relevant to the conflict situation, and not to receive any information relating to such matters.

154.3	A Director shall comply with any obligation imposed on the Director by the Board pursuant to any such authorisation.

Benefits

155.

A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which the Director (or a person connected with the relevant Director) derives from any matter authorised by the Board under Article 153 or permitted under Article 151 and no contract, transaction or arrangement relating thereto shall be liable to be avoided on the grounds of any such benefit.

Directors’ interests: quorum and voting

156.

Save as otherwise provided by these Articles, and regardless of whether the interest is one which is authorised under Article 153 or permitted under Article 151, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which the Director has, directly or indirectly, an interest (other than by virtue of the Director’s interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless the Director’s interest or duty arises only because one of the following Articles applies (in which case the Director may vote and be counted in the quorum):

156.1

the resolution relates to the giving to the Director or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by the Director or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

156.2

the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

156.3

his interest arises by virtue of the Director being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

156.4	the resolution relates to the giving to the Director of any other indemnity where all other Directors are also being offered indemnities on substantially the same terms;

156.5

the resolution relates to the funding by the Company of the Director’s expenditure on defending proceedings or the doing by the Company of anything to enable the Director to avoid incurring such expenditure where all other Directors are being offered substantially the same arrangements;

156.6

the resolution relates to any proposal concerning any other company in which the Director is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that the relevant Director does not hold an interest in shares (as that term is used in Part 22 of the Act) representing 1 per cent. or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

156.7

the resolution relates to any arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

156.8

the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, “insurance” means only insurance against liability incurred by a Director in respect of any act or omission by the Director as is referred to in Article 240 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

157.	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which the Director is not entitled to vote.

158.

If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting (or if the Director concerned is the chair, to the other Directors at the meeting) and the chair’s ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the chair) shall be final and conclusive.

Directors’ interests: general

159.	For the purposes of Articles 151 to 156 inclusive:

159.1

an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director; and

159.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of his.

159.3

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

159.4

Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided the Director is not caught by the proviso to Article 156.6 or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning the Director’s own appointment.

FAIR PRICE PROVISIONS

160.	The Directors shall not, to the extent it is within their power, take or permit to be taken any of the following actions:

160.1

any merger or consolidation of the Company with (i) any Interested Member or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

160.2

any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution (other than on a pro rata basis to all members) or other disposition (in one transaction or a series of transactions) to or with any Interested Member or any Affiliate or Associate of any Interested Member of any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of US$1,000,000 or more; or

160.3

any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of US$1,000,000 or more with (i) any Interested Member; or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

160.4

the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) to any Interested Member or any Affiliate or Associate of any Interested Member of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of US$1,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary; or

160.5	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Member or any Affiliate or Associate of any Interested Member; or

160.6

any reclassification of securities (including any reverse stock split), or recapitalisation of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Member), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares or securities convertible into shares of the Company or any Subsidiary that is directly or indirectly beneficially owned by any Interested Member or any Affiliate or Associate of any Interested Member; or

160.7	any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

160.8	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

without the affirmative vote of the holders of at least 80 per cent. of the combined voting power of the entire issued share capital of the Company entitled to vote at a general meeting of the Company (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by these Articles or by any resolution or resolutions of the Board or in any agreement with any national securities exchange or otherwise.

For the purposes of this Article 160, the term “Business Combination” shall mean any transaction that is referred to in any one or more of Articles 160.1 to 160.8.

161.	The provisions of Article 160 shall not be applicable to any particular Business Combination, if all of the conditions specified in either Article 161.1 or 161.2 are met:

161.1	such Business Combination shall have been approved by a majority of the Disinterested Directors; or

161.2	all six of the conditions set out in Articles 161.2.1 to 161.2.6 have been met:

161.2.1

the transaction constituting the Business Combination provides for consideration to be received by holders of A Ordinary Shares in exchange for all their A Ordinary Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of A Ordinary Shares in such Business Combination shall be at least equal to the higher of the following:

(a)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any A Ordinary Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher; and

(b)	the Fair Market Value per share of A Ordinary Shares on the Announcement Date or on the Determination Date, whichever is higher; and

161.2.2

the transaction constituting the Business Combination shall provide for consideration to be received by holders of any class of issued Voting Shares other than A Ordinary Shares in exchange for all their Voting Shares, and the aggregate amount of the cash and the Fair Market Value (as of the date of the consummation of the Business Combination) of any consideration other than cash to be received per share by holders of such Voting Shares in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Article 161.2.2 shall be required to be met with respect to every class of outstanding Voting Shares, whether or not the Interested Member beneficially owns any shares of a particular class of Voting Shares):

(a)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Member that were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Member, whichever is higher;

(b)

(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

(c)	the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

161.2.3

the consideration to be received by holders of a particular class of issued Voting Shares (including A Ordinary Shares) shall be in cash or in the same form as was previously paid in order to acquire the shares of such class of Voting Shares that are beneficially owned by the Interested Member, and if the Interested Member beneficially owns shares of any class of Voting Shares that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares beneficially owned by it; and

161.2.4	after such Interested Member has become an Interested Member and prior to the consummation of such Business Combination:

(a)

except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class of shares having a preference over the A Ordinary Shares as to dividends or upon liquidation;

(b)

there shall have been (i) no reduction in the annual rate of dividends paid on the A Ordinary Shares (except as necessary to reflect any subdivision of the A Ordinary Shares), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalisation, reorganisation or any similar transaction that has the effect of reducing the number of outstanding A Ordinary Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

(c)

such Interested Member shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction that resulted in such Interested Member becoming an Interested Member; and

161.2.5

after such Interested Member has become an Interested Member, such Interested Member shall not have received the benefit, directly or indirectly (except proportionately as a member), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

161.2.6

a proxy or information statement describing the proposed Business Combination and complying with the requirements of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to members of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

162.	For purposes of Article 160 and Article 161:

162.1.1

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the U.S. Securities Exchange Act of 1934, as in effect on January 1 2013.

162.1.2	“Announcement Date” means the date of first public announcement of the proposal of the Business Combination.

162.1.3	A person shall be a “beneficial owner” of any Voting Shares:

(a)	that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b)

that such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(c)

that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

162.1.4

For the purposes of determining whether a person is an Interested Member pursuant to Article 162.1.8 the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of Article 162.1.3 but shall not include any other Voting Shares that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

162.1.5	“Determination Date” means the date on which the Interested Member became an Interested Member.

162.1.6

“Disinterested Director” means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Member and was a member of the Board of Directors prior to the time that the Interested Member became an Interested Member, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Member and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

162.1.7	“Fair Market Value” means:

(a)

in the case of shares or stock, the highest closing sale price during the 30-day period immediately preceding the date in question of such share or stock on the New York Stock Exchange Composite Tape, or, if such share or stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such share or stock is not listed on such Exchange, on the principal United States securities exchange registered under the US Securities Exchange Act of 1934 on which such share or stock is listed, or, if such share or stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to such share or stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of such share or stock as determined by a majority of the Disinterested Directors in good faith; and

(b)	in the case of property other than cash or shares or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

162.1.8	“Interested Member” shall mean any person (other than the Company or any Subsidiary) who or that:

(a)	is the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(b)

is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the Voting Shares then in issue; or

(c)

is an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Member, if such assignment or succession shall have occurred the course of a transaction or series of transactions not involving a public offering within the meaning of the U.S. Securities Act of 1933.

162.1.9	a “person” shall mean any individual, firm, corporation, company, partnership, trust or other entity.

162.1.10

“Subsidiary” shall mean any company a majority of whose outstanding shares or stock having ordinary voting power in the election of Directors is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Member set forth in Article 162.1.8, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries.

162.2

A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information available and known to them after reasonable inquiry, such facts reasonably necessary and available, in the Disinterested Directors’ sole discretion, to determine compliance with this Article 162, including, without limitation, (a) whether a person is an Interested Member, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Article 161.2 have been met with respect to any Business

Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of US$10,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of Articles 161 and 162.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

163.	The Company shall not engage in any Business Combination with any Interested Member for a period of 3 years following the date that such member became an Interested Member, unless:

163.1.1	prior to such date the Board approved either the Business Combination or the transaction which resulted in the member becoming an Interested Member, or

163.1.2

upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least 85 per cent. of the Voting Shares of the Company issued at the time the transaction commenced, excluding for these purposes, shares owned by (i) persons who are Directors and also executive officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

163.1.3

on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of members, and not by written consent, by the affirmative vote of at least 66 (2/3) per cent. of the issued Voting Shares which are not owned by the Interested Member.

163.2	The restrictions contained in Article 163.1.1 shall not apply if:

163.2.1

a member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the member ceases to be an Interested Member and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Company and such member, have been an interested member but for the inadvertent acquisition of ownership; or

163.2.2

the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or any notice required hereunder of a proposed transaction which:

(a)	constitutes one of the transactions described in Article 163.3;

(b)	is with or by a person who either was not an Interested Member during the previous 3 years or who became an Interested Member with the approval of the Board of Directors; and

(c)

is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were Directors prior to any person becoming an Interested Member during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors.

163.3	The proposed transactions referred to in Article 163.2.2 are limited to:

163.3.1

a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the members would be required if the Company were incorporated under the law of such State);

163.3.2

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50 per cent. or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

163.3.3	a proposed tender or exchange offer for 50 per cent. or more of the outstanding Voting Shares of the Company.

163.4	The Company shall give not less than 20 days’ notice to all Interested Members prior to the consummation of any of the transactions described in Article 163.3.1 and Article 163.3.2.

163.5	As used in this Article 163, the term:

163.5.1	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
163.5.2	“associate” when used to indicate a relationship with any person means:

(a)

any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or which is, directly or indirectly, the owner of 20 per cent. or more of any class of Voting Shares;

(b)	any trust or other estate in which such person has at least a 20 per cent. beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(c)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

163.5.3	“Business Combination”, when used in reference to the Company and any Interested Member of the Company, means:

(a)

any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Member, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 163 is not applicable to the surviving entity;

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions), except proportionately as a member of the Company, to or with the Interested Member, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10 per cent. or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Voting Shares of the Company;

(c)

any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (ii) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shares became such, (iv) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, or (v) any issuance or transfer of shares by the Company, provided however, that in no case under (iii)-(v) above shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(d)

any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or securities convertible into the shares of any class of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(e)

any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of the Company) of any loans, advance, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

163.5.4

“control,” including the term “controlling”, “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of 20 per cent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

163.5.5	“Interested Member” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that:

(a)	is the owner of 15 per cent. or more of the issued Voting Shares of the Company, or

(b)

is an affiliate or associate of the Company and was the owner of 15 per cent. or more of the outstanding Voting Shares of the Company at any time within the 3 year period immediately prior to the date on which it is sought to be determined whether such person is an

Interested Member; and the affiliates and associates of such person; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the 15 per cent. limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of Article 163.5.6 but shall not include any other shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

163.5.6	“owner” including the terms “own” and “owned” when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares directly or indirectly; or

(b)

has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (b) of this Article 163.5.6) disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

163.5.7	“person” means any individual, corporation, partnership, unincorporated association or other entity.

163.5.8

“Voting Shares” means with respect to any company or corporation, shares of any class entitled to vote generally in the election of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

164.

In addition to any approval of members required pursuant to the terms of any class of shares other than the A Ordinary Shares, the approval of the holders of a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors, shall be required in order for the Company to “sell, lease, or exchange all or substantially all of its property and assets” (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by members shall not be required in the case of any transaction between the Company and any entity the Company “directly or indirectly controls” (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

SECRETARY

165.

Subject to the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any secretary appointed by the Board may at any time be removed by it but without prejudice to any claim for damages for breach of any contract of service between the secretary and the Company.

166.

Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

MINUTES

167.	The Board shall cause minutes to be kept:

167.1	of all appointments of officers made by the Board;

167.2	of proceedings at meetings of the Board and of any committee of the Board and the names of the Directors present at each such meeting; and

167.3	of all resolutions of the Company, proceedings at meetings of the Company or the holders of any class of shares in the Company.

168.

Any such minutes, if purporting to be signed by the Chair of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

169.	Any such minutes must be kept for the period specified by the Act.

THE SEAL

170.

In addition to its powers under section 44 of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purpose of this Article an authorised person is any director of the Company, secretary of the Company or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

171.

All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Board may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

172.	If the Company has:

(a)	an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a decision of the Directors; and

(b)	a security seal, it may only be affixed to securities by the Company Secretary or a person authorised to apply it to securities by the Company Secretary.

ACCOUNTING RECORDS, BOOKS AND REGISTERS

173.

The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may think fit respecting the keeping of the registers.

174.

The accounting records shall be kept at the registered office or (subject to the provisions of the Statutes) at such other place in the United Kingdom as the Board thinks fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by law or authorised by the Board or by the Company in general meeting.

175.

The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes. The Board shall in its report state the amount which it recommends to be paid by way of dividend.

176.

A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and auditors’ reports shall, at least 21 clear days before the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware or, in the case of joint holders of any share or debenture, to the joint holder who is named first in the register and to the auditors provided that, if and to the extent that the Statutes so permit and without prejudice to Article 178, the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.

AUDIT

177.	Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

178.

The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.

AUTHENTICATION OF DOCUMENTS

179.

Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the registered office, the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board, as aforesaid.

180.

A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 179 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

181.	Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the Board may:

181.1

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

181.2

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 181 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

181.3

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

DIVIDENDS

182.

Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities but no dividend shall exceed the amount recommended by the Board. Unless the rights attached to any shares, the terms of any shares or the Articles provide otherwise, a dividend or any other money payable in respect of a share can be declared and paid in any currency the Board decides using an exchange rate selected by the Board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

183.

Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or Article 186 as paid on the share.

184.

All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.

185.

Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be paid or satisfied wholly or partly by the distribution of assets, including, without limitation, by paid-up shares or debentures of any other company, and the Board shall give effect to such direction. If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of such assets (or any part thereof) and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

186.

Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits, in the opinion of the Board, justify that course. In particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non- preferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. Provided the Board acts in good faith, the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.

187.

The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by that member to the Company on account of calls or otherwise in relation to shares in the Company. Such sums may be applied by the Company in paying the amounts owing in respect of the relevant shares.

188.

All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares which may be a date prior to or after that on which the resolution is passed.

189.

The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

190.	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share.

191.

All dividends, interest and other sums payable which are unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of 6 years after having been declared shall be forfeited and shall revert to the Company.

192.

Dividends may be declared and paid in any currency or currencies that the Board may determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

193.	A member may waive its right to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

193.1	the share has more than one holder; or

193.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

then the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

194.	Where a dividend or other sum which is a distribution is payable in respect of a share, it may, subject to Article 195, be paid by one or more of the following means:

194.1	transfer to a bank or building society account specified by the distribution recipient either in writing or as the Board may otherwise decide;

194.2

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the Board may otherwise decide;

194.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the Board may otherwise decide;

194.4

by means of a system facilitating the trading of shares in the Company in uncertificated form in such manner as may be consistent with the facilities and requirements of the relevant system or as the Board may otherwise decide; or

194.5

by any electronic or other means as the Board may decide, to an account, or in accordance with the details, specified by the distribution recipient either in writing or as the Board may otherwise decide.

195.	In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify distribution recipients, that:

195.1

one or more of the means described in Article 194 will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Board;

195.2	one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the Board; or

195.3	one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise.

196.	The Board may decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients.

196.1

Payment of any dividend or other sum which is a distribution is made at the risk of the distribution recipient. The Company is not responsible for a payment which is lost or delayed. Payment, in accordance with these Articles, of any cheque by the bank upon which it is drawn, or the transfer of funds by any means, or (in respect of shares in uncertificated form) the making of payment by means of a system facilitating the trading of shares in the Company in uncertificated form, shall be a good discharge to the Company.

197.	In the event that:

197.1	a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the Board, or

197.2

other details necessary in order to make a payment of a dividend or other distribution by the means by which the Board have decided in accordance with this Article that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or

197.3

if payment cannot be made by the Company using the details provided by the distribution recipient, then the dividend or other distribution shall be treated as unclaimed for the purposes of these Articles.

198.	For the purposes of these Articles, “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable—

198.1	the holder of the share; or

198.2	if the share has two or more joint holders, whichever of them is named first in the Register; or

198.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

199.	Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the share held by that person as joint holder.

200.

The Board may, if authorised by an ordinary resolution of the Company, offer the holders of A Ordinary Shares the right to elect to receive additional A Ordinary Shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

200.1

an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed;

200.2

the entitlement of each holder of A Ordinary Shares to new A Ordinary Shares shall be such that the relevant value of such new A Ordinary Shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the high and low sale price for the Company’s A Ordinary Shares on the New York Stock Exchange as derived from such source as the Board may deem appropriate on the day on which the A Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new A Ordinary Share. A certificate or report by the Company Secretary or a Director as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

200.3

the Board may, after determining the basis of allotment, notify the holders of A Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share;

200.4

the Board may exclude from any offer any holders of A Ordinary Shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or where the Board determines (in its absolute discretion) that for any other reason the offer should not be made to them;

200.5

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on A Ordinary Shares in respect of which an election has been made (the “elected ordinary shares”) and instead additional A Ordinary Shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, any capital reserve and the profit and loss account) or otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional A Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of A Ordinary Shares for allotment and distribution to the holders of the elected ordinary shares on that basis;

200.6

the additional A Ordinary Shares when allotted shall rank pari passu in all respects with fully paid A Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend);

200.7

the Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation, and any incidental matters and any agreement so made shall be binding on all concerned; and

200.8

the Board may, at any time before shares are allotted instead of cash in respect of all or part of any dividend, determine that A Ordinary Shares will not be allotted. Such determination may be made before or after any election has been made by any holders in respect of the relevant dividend.

RESERVES

201.

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF PROFITS

202.

The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it be desirable to capitalise all or any part of the profits of the Company specified in Article 206 and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to any member or members in such proportions and to such extent as may be specified in the relevant resolution or determined by the Board.

203.

Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either:

203.1	in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively and such premium thereon (if any) as the Board may determine; or

203.2

in paying up in full shares and such premium thereon (if any) as the Board may determine, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct, or partly in one way and partly in the other provided that no unrealised profit shall be applied in paying up amounts unpaid on any issued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of shares to be allotted and distributed to members credited as fully paid.

204.	The Board shall have power after the passing of any such resolution:

204.1

to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved;

204.2	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

204.2.1

for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

204.2.2	for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

205.

The Company in general meeting may resolve that any shares allotted pursuant to Articles 202 to 204 (inclusive) to holders of any partly paid A Ordinary Shares shall, so long as such A Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid A Ordinary Shares rank for dividends.

206.

The profits of the Company to which Articles 202 to 204 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:

206.1	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

206.2	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

CAPITALISATION OF PROFITS – EMPLOYEES’ SHARE SCHEMES

207.	Articles 207 to 212 apply where:

207.1	a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; or

207.2

pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

208.	In any such case the Board:

208.1

may transfer to a reserve account a sum equal to the deficiency between the subscription price if any and the nominal value of the shares (the “Cash Deficiency”) from the profits or reserves of the Company specified in Article 212; and

208.2	subject to Article 212, shall not apply that reserve account for any purpose other than paying up the Cash Deficiency on the allotment of those shares.

209.	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the Board may, subject to the provisions of the Act:

209.1	appropriate to capital out of the reserve account an amount equal to the Cash Deficiency applicable to those shares;

209.2	apply that amount in paying up the deficiency on the nominal value of those shares; and

209.3	allot those shares credited as fully paid to the person entitled to them.

210.

If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the Cash Deficiency applicable to those shares.

211.

No right shall be granted under any employees’ share scheme under Article 207.1 and no adjustment shall be made as mentioned in Article 207.2 unless there are sufficient profits or reserves of the Company as specified in Article 212.

212.

The profits or reserves of the Company to which Articles 202 to 212 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:

212.1	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

212.2	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

NOTICES

213.

Subject to the specific terms of any Article, any notice to be given to or by any person pursuant to these Articles shall be in writing (which, for the avoidance of doubt, shall be deemed to include a notice given in electronic form), save that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.

214.	Save as otherwise provided in these Articles, any notice or other Shareholder Information may be served by the Company on, or supplied by the Company to, any person:

214.1	by hand;

214.2	by sending it by post in a prepaid envelope addressed to such person at the person’s postal address as appearing in the register; or

214.3	by sending or supplying it in electronic form in accordance with Articles 220 to 223.

215.

In the case of joint holders of a share all notices or other Shareholder Information shall be given or supplied to the joint holder who is named first in the register, and notice so given or other Shareholder Information so supplied shall be sufficient notice or supply to all the joint holders. Anything to be agreed or specified in relation to a notice or other Shareholder Information may be agreed or specified by the joint holder who is named first in the register.

216.

Any notice to be given to a person may be given by reference to the register as it stands at any time within the period of 15 days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.

217.	A communication delivered by hand shall be deemed to have been received when handed to the member or when left at the member’s registered address or the address supplied by the member.

218.

In the case of notices or other Shareholder Information sent by post, proof that an envelope containing the communication was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given or other Shareholder Information sent. A communication made by post shall be deemed to be given or received 48 hours after it was posted in accordance with this Article.

219.

In calculating the time of deemed delivery for the purposes of this Article no account shall be taken of Sundays or public holidays in Houston or New York and the close of business on a particular day shall mean 5:00 p.m. local time in Houston or New York, as applicable, on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day.

220.

Subject to the provisions of the Statutes, any notice or other Shareholder Information will be validly sent or supplied if sent or supplied by the Company to any member in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and it is deemed by the Statutes to have agreed) that the communication may be sent or supplied in that form and:

220.1

the notice or other Shareholder Information is sent using electronic means to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so specified; or

220.2

if the notice or other Shareholder Information is sent or supplied in electronic form by hand or post, it is handed to the recipient or sent or supplied to an address to which it could validly be sent if it were in hard copy form; and

220.3	in each case that person has not revoked the agreement.

221.

Subject to the provisions of the Statutes any notice or other Shareholder Information will be validly sent or supplied by the Company if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be sent or supplied to that person in that manner and:

221.1	that person has not revoked the agreement;

221.2	that person is notified in a manner for the time being agreed for the purpose between that person and the Company of:

221.2.1	the publication of the notice or other Shareholder Information on a website;

221.2.2	the address of that website; and

221.2.3	the place on that website where the notice or other Shareholder Information may be accessed and how it may be accessed;

221.3	the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act; and

221.4

the notice or other Shareholder Information is published on the website throughout the period referred to in Article 221.3 provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

222.

When any notice or other Shareholder Information is given or sent by the Company by electronic means, it shall be deemed to have been given on the same day as it was sent to an address supplied by the member, and in the case of the publication of a notice or other Shareholder Information by website communication, it shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website pursuant to Article 221.2.

223.

Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides, (and shall, if it is required to do so or is deemed to have so agreed by any provision of the Statutes) permit such notices (or specified classes thereof) to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communication shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.

224.

If, on three consecutive occasions, a notice to a member has been returned undelivered or the Company receives notice that it is undelivered, such member shall not thereafter be entitled to receive notices from the Company until the member shall have communicated with the Company and supplied in writing to the registered office a new postal address for the service of notices or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form, subject always to the terms of Article 220. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents) and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive(s) notification that the notice was not delivered to the address to which it was sent.

225.

A person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member on supply to the Company of such evidence as the Board may reasonably require to show that person’s title to that share, and upon supplying also a postal address for the service of notices and other Shareholder Information and, if the person wishes, an address for the service and delivery of electronic communications, shall be entitled (subject always to these Articles) to have served on or delivered to that person at such address any notice or other Shareholder Information to which the member but for the member’s death, mental disorder or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or Shareholder Information on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address or addresses have been so supplied, any notice or other Shareholder Information may be sent or supplied in any manner in which it might have been sent or supplied if the death, mental disorder or bankruptcy had not occurred and if so sent or supplied shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

226.

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before that person’s name is entered in the register, has been duly given to a person from whom that person derives their title provided that such person shall not be bound by any such notice given by the Company under section 793 of the Act or under Article 99.

227.

If the postal service in the United Kingdom, the United States of America or Denmark or some part of the United Kingdom, the United States of America or Denmark is suspended or restricted, the Company needs to give notice of a meeting only to holders with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company must also publish the notice in at least one United Kingdom, United States of America or Denmark (as applicable) national newspaper and make it available on its website from the date of such publication until the conclusion of the meeting or any adjournment of the meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the Company will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.

228.

Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting of the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting and, where required, of the purposes for which such meeting was called.

UNTRACED MEMBERS

229.

The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

229.1	there has been a period of 12 years during which at least three dividends in respect of the shares have become payable and no dividend has been claimed during that period in respect of such shares;

229.2

the Company has, after expiration of that period, sent a notice of its intention to sell such share to the registered address or last known address of the member or of the person entitled to the share by transmission at which service of notices might be effected in accordance with these Articles and, before sending such notice, the Company is satisfied that it has taken such steps as it considers reasonable in the circumstances to trace the member or other person entitled, including engaging, if considered appropriate in relation to such share, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register; and

229.3

during the said period of 12 years and the period of three months following the date of such notice, the Company shall not have received an indication either of the whereabouts or of the existence of such member or person.

230.

If, during the period referred to in Article 229, any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirement of Articles 229.1 to 229.3 have been satisfied, also sell such additional shares.

231.1	To give effect to any such sale the Company may:

231.1.1	if the shares concerned are held in uncertificated form, do all acts and things it considers necessary and expedient to effect such; and

231.1.2

appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares.

231.2	The title of the transferee shall not be affected by any irregularity in or invalidity of the proceedings relating thereto.

232.	The net proceeds of sale shall belong to the Company which shall:

232.1	be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds; and

232.2	(until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.

233.

No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Board may think fit. If no valid claim for the net proceeds has been received by the Company during a period of six years from the date upon which the relevant shares were sold by the Company in accordance with these Articles, the net proceeds will be forfeited and will belong to the Company.

DESTRUCTION OF DOCUMENTS

234.	The Company shall be entitled to destroy:

234.1

at any time after the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfers and applications for allotment in respect of which an entry in the register shall have been made;

234.2

at any time after the expiration of one year from the date of cancellation thereof, all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been cancelled); and

234.3

at any time after the expiration of one year from the date of the recording thereof, all notifications of change of name or address (including addresses for the purpose of receipt of communications in electronic form).

235.	It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled, and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

235.1	the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

235.2

nothing contained in this Article 235 or Article 234 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article 235 or Article 234;

235.3	references herein to the destruction of any document include references to its disposal in any manner; and

235.4

any document referred to in Articles 234.1, 234.2 and 234.3 may be destroyed at a date earlier than that authorised by Article 234 provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproduction.

WINDING-UP

236.

The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

237.

On any voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986 (as amended) or the rights of any other class of shares, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division shall be in accordance with the existing rights of the members. The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he, with the like sanction, shall determine, but no member shall be compelled to accept any assets on which there is a liability.

PROVISION FOR EMPLOYEES

238.

The Company may, pursuant to a resolution of the Board and in accordance with the Act, make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

INDEMNITY

239.1

Subject to the Act the Company may indemnify, out of the assets of the Company, any Director or other officer of the Company or of any associated company against all losses and liabilities which the Director or other officer may sustain or incur in the execution of the duties of their office or otherwise in relation thereto, provided that this Article 239.1 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

239.2

The Company may also indemnify, out of the assets of the Company, any Director or other officer of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by the Director or other officer in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 239.2 shall only have effect in so far as its provisions are not void under sections 232 or 235 of the Act.

239.3

Subject to sections 205(2) to (4) of the Act, the Company may provide a Director or officer with funds to meet expenditure incurred or to be incurred by the Director or officer in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against the Director or officer in connection with any alleged negligence, default, breach of duty or breach of trust by the Director or officer in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a Director or officer to avoid incurring such expenditure.

239.4

Subject to section 206 of the Act, the Company may also provide a Director or officer with funds to meet expenditure incurred or to be incurred by the Director or officer in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Director or officer in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a Director of officer to avoid incurring such expenditure.

239.5

For the purpose of Articles 239.1, 239.2 and 239.4 the expression “associated company” shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company as such terms are defined in the Act.

INSURANCE

240.

Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the

Company or of any other such company or body are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund.

DISPUTE RESOLUTION

241.

Unless the Company consents in writing to the selection of an alternative forum in the United States of America, the federal and state courts of the United States of America, as applicable, shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act 1934, in each case as amended from time to time (together, the “U.S. Acts”).

242.

Save in respect of any cause of action arising under the U.S. Acts, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any obligations arising out of or in connection with these Articles.

243.	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

244.

For the purposes of Articles 241 and 243 “Director” shall be read so as to include each and any Director of the Company from time to time in their capacity as such or as an employee of the Company and shall include any former Director of the Company.